Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

NeuroOne Medical Technologies Corporation

Minnetonka, Minnesota

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-224572) of NeuroOne Medical Technologies Corporation of our report dated December 12, 2018, relating to the consolidated financial statements which appears in this Form 10-KT/A. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP

Minneapolis, MN

March 15, 2019